UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

VERITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26880	77-0182779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer .Identification No.)

894 Ross Drive

Sunnyvale, California 94089

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 541-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

Stockholder Approval of Verity’s 1995 Employee Stock Purchase Plan, as amended

On September 30, 2004, Verity, Inc. held its annual stockholders meeting. At the meeting, the stockholders approved Verity’s 1995 Employee Stock Purchase Plan, as amended, (the “Purchase Plan”) to change the aggregate number of shares of Common Stock authorized for issuance under the Purchase Plan from 4,000,000 to 6,000,000. As of May 31, 2004, an aggregate of 3,643,215 shares of Verity’s common stock had been issued under the Purchase Plan, and only 356,785 shares of common stock remained available for future issuance under the Purchase Plan.

The purpose of the Purchase Plan is to provide a means by which employees of Verity (and any parent or subsidiary of Verity designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Verity’s common stock through payroll deductions, to assist Verity in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of Verity.

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The maximum length for an offering under the Purchase Plan is 27 months. Currently, under the Purchase Plan, each offering is 12 months long and is divided into two six-month “purchase periods” respectively running from about April 1 to September 30 and from about October 1 to March 31. An employee may not participate simultaneously in more than one offering.

Any person who is customarily employed at least 20 hours per week and five months per calendar year by Verity (or by any subsidiary of Verity designated by the Board) on the first day of an offering is eligible to participate in that offering. Officers of Verity who are “highly compensated” as defined in the Internal Revenue Code are eligible to participate in the offerings.

The purchase price per share at which shares of common stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering or (ii) 85% of the fair market value of a share of common stock on the last day of the purchase period.

The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate when all the shares reserved issuance under the Purchase Plan have been issued.

A more extensive discussion of the terms of the Purchase Plan is set forth in Verity’s proxy statement filed with the Securities and Exchange Commission on August 26, 2004. The Purchase Plan in its entirety is attached to the end of the proxy statement in the SEC filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERITY, INC.

Dated: October 5, 2004	By:	/s/ Steven R. Springsteel
Steven R. Springsteel
Senior Vice President of Finance and Administration and Chief Financial Officer